Exhibit 99.1
Pinterest Announces Third Quarter 2024 Results, Delivering Sustained Revenue and User Growth
Q3 Revenue of $898 million, an increase of 18%
Record 537 million global monthly active users, an increase of 11%
SAN FRANCISCO, Calif. - November 7, 2024 - Pinterest, Inc. (NYSE: PINS) today announced financial results for the quarter ended September 30, 2024.
•Q3 revenue grew 18% year over year to $898 million.
•Global Monthly Active Users ("MAUs") increased 11% year over year to 537 million.
•GAAP net income was $31 million for Q3. Adjusted EBITDA* was $242 million for Q3.
•Total costs and expenses were $904 million.
"We delivered another strong quarter with users reaching another all-time high of 537 million and revenue growth at 18%,” said Bill Ready, CEO of Pinterest. “Our AI investments are driving results by powering better personalized experiences and greater performance for advertisers, with our lower-funnel ad tools being the fastest-growing part of our business. Advertisers are increasingly relying on Pinterest to engage our growing audience who see us as a great place to find inspiration, curate and shop.”
Q3 2024 Financial Highlights
The following table summarizes our consolidated financial results (in thousands, except percentages, unaudited):

	Three Months Ended September 30,		% Change
	2024	2023
Revenue	$898,373	$763,203	18%

Net income	$30,556	$6,733	354%
Net income margin	3%	1%

Non-GAAP net income*	$275,022	$193,344	42%

Adjusted EBITDA*	$242,131	$184,674	31%
Adjusted EBITDA margin*	27%	24%

* For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Q3 2024 Other Highlights
The following table sets forth our revenue, MAUs and average revenue per user ("ARPU") based on the geographic location of our users (in millions, except ARPU and percentages, unaudited):

	Three Months Ended September 30,		% Change
	2024	2023
Revenue - Global	$898	$763	18%
Revenue - U.S. and Canada	$719	$618	16%
Revenue - Europe	$137	$114	20%
Revenue - Rest of World	$42	$31	38%

MAUs - Global	537	482	11%
MAUs - U.S. and Canada	99	96	3%
MAUs - Europe	139	128	8%
MAUs - Rest of World	300	258	16%

ARPU - Global	$1.70	$1.61	5%
ARPU - U.S. and Canada	$7.31	$6.46	13%
ARPU - Europe	$1.00	$0.91	10%
ARPU - Rest of World	$0.14	$0.12	18%

Guidance
For Q4 2024, we expect revenue to be in the range of $1,125 million to $1,145 million, representing 15-17% growth year over year. We expect Q4 2024 Non-GAAP operating expenses* to be in the range of $495 million to $510 million, representing 11-14% growth year over year. Please note that our operating expense guidance does not include cost of revenue.
We intend to provide further details on our outlook during the conference call.
_____________
*We have not provided the forward-looking GAAP equivalents for certain forward-looking non-GAAP operating expenses or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as share-based compensation expense, which is impacted by, among other things, employee retention and decisions around future equity grants to employees. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results and, as such, we also believe that any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.

Webcast and conference call information
A live audio webcast of our third quarter 2024 earnings release call will be available at investor.pinterestinc.com. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures and slide presentation are also available. A recording of the webcast will be available at investor.pinterestinc.com for 90 days.
We have used, and intend to continue to use, our investor relations website at investor.pinterestinc.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-looking statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often characterized by the use of words such as "potential," "could," "believe," "would," "estimates," "expects," "projects," "may," "will," "can," "intend," "plans," "targets," "forecasts," "anticipates," "continue," "seek," or and similar expressions, or by discussions of strategy, plans or intentions. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from historical results or any future results, performance or achievements expressed, suggested or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, statements about: general economic uncertainty in global markets and a worsening of global economic conditions or low levels of economic growth, including inflation, stress in the banking industry, foreign exchange fluctuations and supply-chain issues; the effect of general economic and political conditions; our financial performance, including revenue, cost and expenses and cash flows; our ability to attract, retain and recover users and maintain and grow their level of engagement; our ability to provide content that is useful and relevant to users' personal taste and interests; our ability to develop successful new products or improve existing ones; our ability to maintain and enhance our brand and reputation; potential harm caused by compromises in security, including our cybersecurity protections and resources and costs required to prevent, detect and remediate potential security breaches; potential harm caused by changes in online application stores or internet search engines' methodologies, particularly search engine optimization methodologies and policies; discontinuation, disruptions or outages in third-party single sign-on access; our ability to compete effectively in our industry; our ability to scale our business, including our monetization efforts; our ability to attract and retain advertisers and scale our revenue model; our ability to attract and retain creators and publishers that create relevant and engaging content; our ability to develop effective products and tools for advertisers, including measurement tools; our ability to expand and monetize our platform internationally; our ability to effectively manage the growth of our business; our ability to continue to use and develop artificial intelligence ("AI") as well as managing the challenges and risks posed by AI; our ability to successfully manage our flexible work model with a more distributed workforce; our lack of operating history and ability to sustain profitability; decisions that reduce short-term revenue or profitability or do not produce the long-term benefits we expect; fluctuations in our operating results; our ability to raise additional capital on favorable terms or at all; our ability to realize anticipated benefits from mergers and acquisitions, joint ventures, strategic partnerships and other investments; our ability to protect our intellectual property; our ability to receive, process, store, use and share data, and compliance with laws and regulations related to data privacy and content; current or potential litigation and regulatory actions involving us; our ability to comply with modified or new laws and regulations applying to our business, and potential harm to our business as a result of those laws and regulations; real or perceived inaccuracies in metrics related to our business; disruption of, degradation in or interference with our use of Amazon Web Services and our infrastructure; and our ability to attract and retain personnel. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, which is available on our investor relations website at investor.pinterestinc.com and on the SEC website at www.sec.gov. All information provided in this release and in the earnings materials is as of November 7, 2024. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

About non-GAAP financial measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative), non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share and constant currency revenue growth rates. The presentation of these financial measures is not intended to be considered in isolation, as a substitute for or superior to the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparative purposes. We compensate for these limitations by providing specific information regarding GAAP amounts excluded from these non-GAAP financial measures.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization expense, share-based compensation expense, interest income (expense), net, other income (expense), net, provision for (benefit from) income taxes and certain other non-recurring or non-cash items impacting net income (loss) that we do not consider indicative of our ongoing business performance. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative) and non-GAAP net income exclude amortization of acquired intangible assets, share-based compensation expense, legal settlement expense and non-cash charitable contributions. Non-GAAP income from operations is calculated by subtracting non-GAAP costs and expenses from revenue. Non-GAAP net income per share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding. We use these measures to evaluate our operating results and for financial and operational decision-making purposes. We believe these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses they exclude. We also believe these measures provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We present these non-GAAP measures to assist potential investors in seeing our operating results through the eyes of management and because we believe these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. There are a number of limitations related to the use of non-GAAP financial measures rather than the nearest GAAP equivalents. For example, Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets, although these assets may have to be replaced in the future, and share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense and an important part of our compensation strategy.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Limitation of key metrics and other data
The numbers for our key metrics, which include our MAUs and ARPU, are calculated using internal company data based on the activity of user accounts. We define an MAU as an authenticated Pinterest user who visits our website, opens our mobile application or interacts with Pinterest through one of our browser or site extensions, such as the Save button, at least once during the 30-day period ending on the date of measurement. The number of MAUs does not include Shuffles users unless they would otherwise qualify as MAUs. Unless otherwise indicated, we present MAUs based on the number of MAUs measured on the last day of the current period. We measure monetization of our platform through our ARPU metric. We define ARPU as our total revenue in a given geography during a period divided by the average of the number of MAUs in that geography during the period. We calculate average MAUs based on the average of the number of MAUs measured on the last day of the current period and the last day prior to the beginning of the current period. We calculate ARPU by geography based on our estimate of the geography in which revenue-generating activities occur. We use these metrics to assess the growth and health of the overall business and believe that MAUs and ARPU best reflect our ability to attract, retain, engage and monetize our users, and thereby drive revenue. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products across large online and mobile populations around the world. In addition, we are continually seeking to improve our estimates of our user base, and such estimates may change due to improvements or changes in technology or our methodology.
Contact
Press:
Tessa Chen
press@pinterest.com
Investor relations:
Andrew Somberg
ir@pinterest.com

PINTEREST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	September 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$1,035,565	$1,361,936
Marketable securities	1,406,993	1,149,148
Accounts receivable, net of allowances of $7,995 and $10,635 as of September 30, 2024 and December 31, 2023, respectively	680,515	763,159
Prepaid expenses and other current assets	109,324	64,316
Total current assets	3,232,397	3,338,559
Property and equipment, net	39,421	32,225
Operating lease right-of-use assets	86,172	92,119
Goodwill and intangible assets, net	111,943	117,462
Other assets	21,200	14,040
Total assets	$3,491,133	$3,594,405
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$88,876	$79,058
Accrued expenses and other current liabilities	320,426	238,032
Total current liabilities	409,302	317,090
Operating lease liabilities	154,402	160,616
Other liabilities	33,550	26,019
Total liabilities	597,254	503,725
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.00001 par value, 6,666,667 shares authorized, 592,374 and 591,663 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively; Class B common stock, $0.00001 par value, 1,333,333 shares authorized, 82,605 and 86,355 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	7	7
Additional paid-in capital	5,023,586	5,241,954
Accumulated other comprehensive income (loss)	5,923	(1,013)
Accumulated deficit	(2,135,637)	(2,150,268)
Total stockholders’ equity	2,893,879	3,090,680
Total liabilities and stockholders’ equity	$3,491,133	$3,594,405

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,
	2024	2023
Revenue	$898,373	$763,203
Costs and expenses:
Cost of revenue	187,453	170,998
Research and development	326,679	264,698
Sales and marketing	249,033	225,929
General and administrative	141,124	106,577
Total costs and expenses	904,289	768,202
Loss from operations	(5,916)	(4,999)
Interest income (expense), net	32,477	26,691
Other income (expense), net	3,237	(4,596)
Income (loss) before provision for (benefit from) income taxes	29,798	17,096
Provision for (benefit from) income taxes	(758)	10,363
Net income (loss)	$30,556	$6,733
Net income (loss) per share:
Basic	$0.05	$0.01
Diluted	$0.04	$0.01
Weighted-average shares used in computing net income (loss) per share:
Basic	678,496	669,261
Diluted	695,483	687,101

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2024	2023
Operating activities
Net income (loss)	$14,631	$(236,788)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	15,202	16,185
Share-based compensation	566,882	484,633
Non-cash charitable contributions	—	12,890
Impairment and abandonment charges for leases and leasehold improvements	—	117,315
Net amortization of investment premium and discount	(21,124)	(14,814)
Other	4,851	(656)
Changes in assets and liabilities:
Accounts receivable	88,449	59,303
Prepaid expenses and other assets	(54,016)	(2,308)
Operating lease right-of-use assets	24,361	43,785
Accounts payable	9,933	(16,711)
Accrued expenses and other liabilities	89,715	(54,780)
Operating lease liabilities	(28,285)	(53,373)
Net cash provided by operating activities	710,599	354,681
Investing activities
Purchases of property and equipment	(20,813)	(3,780)
Purchases of marketable securities	(1,196,557)	(1,065,445)
Sales of marketable securities	9,718	31,709
Maturities of marketable securities	954,844	978,804
Net cash used in investing activities	(252,808)	(58,712)
Financing activities
Proceeds from exercise of stock options	20,266	4,664
Repurchases of Class A common stock	(500,000)	(500,000)
Shares repurchased for tax withholdings on release of restricted stock units and restricted stock awards	(305,519)	(243,926)
Net cash used in financing activities	(785,253)	(739,262)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(668)	648
Net decrease in cash, cash equivalents and restricted cash	(328,130)	(442,645)
Cash, cash equivalents and restricted cash, beginning of period	1,368,532	1,617,660
Cash, cash equivalents and restricted cash, end of period	$1,040,402	$1,175,015
Supplemental cash flow information
Cash paid for income taxes, net	$18,660	$9,227
Non-cash investing and financing activities:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$21,744	$35,347

Reconciliation of cash, cash equivalents and restricted cash to condensed consolidated balance sheets
Cash and cash equivalents	$1,035,565	$1,168,419
Restricted cash included in prepaid expenses and other current assets	—	2,542
Restricted cash included in other assets	4,837	4,054
Total cash, cash equivalents and restricted cash	$1,040,402	$1,175,015

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands)
(unaudited)

	Three Months Ended September 30,
	2024	2023
Share-based compensation by function:
Cost of revenue	$3,943	$2,989
Research and development	138,610	112,879
Sales and marketing	32,389	25,857
General and administrative	33,034	30,156
Total share-based compensation	$207,976	$171,881

Amortization of acquired intangible assets by function:
Cost of revenue	$1,508	$1,508
Sales and marketing	135	135
General and administrative	197	197
Total amortization of acquired intangible assets	$1,840	$1,840

Reconciliation of total costs and expenses to non-GAAP costs and expenses:
Total costs and expenses	$904,289	$768,202
Share-based compensation	(207,976)	(171,881)
Amortization of acquired intangible assets	(1,840)	(1,840)
Legal settlement(1)	(34,650)	—
Non-cash charitable contributions	—	(12,890)
Total non-GAAP costs and expenses	$659,823	$581,591

Reconciliation of net income to Adjusted EBITDA:
Net income	$30,556	$6,733
Depreciation and amortization	5,421	4,902
Share-based compensation	207,976	171,881
Interest (income) expense, net	(32,477)	(26,691)
Other (income) expense, net	(3,237)	4,596
Provision for (benefit from) income taxes	(758)	10,363
Legal settlement(1)	34,650	—
Non-cash charitable contributions	—	12,890
Adjusted EBITDA	$242,131	$184,674

(1)On November 1, 2024, we reached a settlement to resolve pending litigation relating to allegations concerning the early development of Pinterest. We recorded legal settlement expense of $34.7 million, net of insurance proceeds, for the three months ended September 30, 2024, which we have excluded from non-GAAP costs and expenses and Adjusted EBITDA because it is non-recurring and not reflective of our ongoing business operations or the underlying trends in our business.

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,
	2024	2023
Reconciliation of net income to non-GAAP net income:
Net income	$30,556	$6,733
Share-based compensation	207,976	171,881
Amortization of acquired intangible assets	1,840	1,840
Legal settlement(1)	34,650	—
Non-cash charitable contributions	—	12,890
Non-GAAP net income	$275,022	$193,344

Basic weighted-average shares used in computing net income per share	678,496	669,261
Weighted-average dilutive securities(2)	16,987	17,840
Diluted weighted-average shares used in computing non-GAAP net income per share	695,483	687,101
Non-GAAP net income per share	$0.40	$0.28

(1)On November 1, 2024, we reached a settlement to resolve pending litigation relating to allegations concerning the early development of Pinterest. We recorded legal settlement expense of $34.7 million, net of insurance proceeds, for the three months ended September 30, 2024, which we have excluded from non-GAAP net income because it is non-recurring and not reflective of our ongoing business operations or the underlying trends in our business.
(2)Gives effect to potential common stock instruments such as stock options, unvested restricted stock units and unvested restricted stock awards.